Exhibit 99.1

California BanCorp Announces Effectiveness of Registration Statement on Form 10 and Listing on the NASDAQ Global Select Market

Oakland, Calif., March 19, 2020 – California BanCorp (the “Company”) (NASDAQ: CALB), the parent company of California Bank of Commerce, today announced that its Registration Statement on Form 10 has been declared effective by the U.S. Securities and Exchange Commission and that its common stock will begin trading on the NASDAQ Global Select Market effective with the opening of trading on March 20, 2020. Shares of the Company’s common stock will trade under the symbol “CALB.”

“We are very pleased to announce the successful completion of this important initiative,” said Steven E. Shelton, President and Chief Executive Officer. “In today’s environment, more than ever, liquidity is a key pillar of focus and we are proud of our efforts to execute on an action that substantially improves the liquidity of our shares. Further, we remain confident in the strengths and attributes of our banking model and look forward to continuing the execution of our strategic plan.”

About California BanCorp

California BanCorp, the parent company for California Bank of Commerce, offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. For more information on California BanCorp, call us at (510) 457-3751, or visit us at www.californiabankofcommerce.com.

Forward-Looking Statements

This news release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the Company’s expectations or beliefs concerning future events and stock price performance. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this news release may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact

California BanCorp

Steven E. Shelton, (510) 457-3751

President and Chief Executive Officer

seshelton@bankcbc.com

Thomas A. Sa, (510) 457-3775

Senior EVP, Chief Financial Officer

and Chief Operating Officer

tsa@bankcbc.com

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